Consent of Independent Registered Public Accounting Firm

     We have issued our report dated June 25, 2005 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 380 as of April 30, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                              Grant Thornton LLP

Chicago, Illinois
August 25, 2005